Exhibit (h)(3)(hh)

AMENDMENT TO THE

EXPENSE LIMITATION AGREEMENT II

THIS AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT II (the “Amendment”) is made as of December 31, 2014, by and between Pacific Funds (formerly Pacific Life Funds) (the “Trust”), a Delaware statutory trust, on behalf of the Funds of the Trust designated in Schedule A hereto, and Pacific Life Fund Advisors LLC (“Adviser” or “PLFA”), a Delaware limited liability company.

WHEREAS, the Trust and Adviser are parties to the EXPENSE LIMITATION AGREEMENT II dated July 1, 2010, as amended from time to time (together, the “Agreement”); and

WHEREAS, the Trust and Adviser desire to amend the Agreement upon the following terms and conditions;

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained in the Agreement and for other good and fair consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Adviser hereby agree as follows:

1)	The current Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

2)	All references to “Pacific Life Funds” and “PL” are hereby replaced with “Pacific Funds” and “PF” respectively.

3)	Section I Paragraph A “Fund Operating Expenses” is hereby deleted in its entirety and replaced with the following:

“For purposes of this Agreement “Fund Operating Expenses” shall consist of the ordinary operating expenses incurred by a Fund in any fiscal year, including the administration fees and organizational expenses and excluding the following: investment advisory fees; distribution and/or service fees; dividends on securities sold short; acquired fund fees and expenses; foreign taxes on dividends, interest , or gains; interest (including commitment fees); taxes; brokerage commissions and other transational expenses; extraordinary expenses, such as litigation; and other expenses not incurred in the ordinary course of the Fund’s business (including No-Action Letters, Private Letter Rulings, and the like).”

4)	Section I Paragraph F “Repayment” is hereby deleted in its entirety and replaced with the following:

“Each Fund agrees to repay the Adviser, out of assets belonging to that Fund, any Fund Operating Expenses in excess of the Operating Expense Limit paid, reimbursed or otherwise absorbed by the Adviser, during the term of this Agreement, provided that the Adviser will not be entitled to repayment for any amount by which such repayment would cause Fund Operating Expenses, during the fiscal year of such repayment to exceed the Operating Expense Limit that was in effect at the time of the reimbursement. Except to the extent consistent with generally accepted accounting principles and the position of the staff of the SEC at the time, no amount will be repaid to the Adviser by a Fund more than three fiscal years after the year in which the Adviser reduced its fee, reimbursed or otherwise absorbed the Excess Amount. Any amounts waived by the Adviser are not subject to repayment.”

5)	Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

6)	Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS, on behalf of the applicable Funds

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

SCHEDULE A

PACIFIC FUNDS

OPERATING EXPENSE LIMITS UNDER EXPENSE LIMITATION AGREEMENT II

I.	Operating Expense Limits for Class A, B, C, and R shares:

	Maximum Operating Expense Limit (as a Percentage of average daily net assets)
	through 7/31/2015	8/1/2015 through 7/31/2023
Pacific FundsSM Portfolio Optimization Conservative Pacific FundsSM Portfolio Optimization Moderate-Conservative Pacific FundsSM Portfolio Optimization Moderate	0.15% 0.15% 0.15%	0.30% 0.30% 0.30%
Pacific FundsSM Portfolio Optimization Growth (formerly known as PL Portfolio Optimization Moderate-Aggressive Fund)	0.15%	0.30%
Pacific FundsSM Portfolio Optimization Aggressive-Growth (formerly known as PL Portfolio Optimization Aggressive Fund)	0.15%	0.30%

II.	Operating Expense Limits for Class P shares:

	Maximum Operating Expense Limit (as a Percentage of average daily net assets)
	through 7/31/2015	8/1/2015 through 7/31/2022

PF Floating Rate Loan Fund

PF Small-Cap Value Fund

PF Main Street® Core Fund

PF Emerging Markets Fund

PF Small-Cap Growth Fund

PF International Value Fund

PF Large-Cap Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF International Large-Cap Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Large-Cap Growth Fund

PF Comstock Fund

PF Mid-Cap Growth Fund PF Real Estate Fund

PF Emerging Markets Debt Fund

	0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15% 0.15%	0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30% 0.30%

	Maximum Operating Expense Limit (as a Percentage of average daily net assets)
	through 12/31/2015
PF International Small-Cap Fund	0.25%

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III.	Operating Expense Limits for Advisor Class shares:

	Maximum Operating Expense Limit (as a Percentage of average daily net assets)
	through 7/31/2015	8/1/2015 through 12/31/2015	1/1/2016 through 7/31/2023
Pacific FundsSM Portfolio Optimization Conservative Pacific FundsSM Portfolio Optimization Moderate-Conservative Pacific FundsSM Portfolio Optimization Moderate	0.15% 0.15% 0.15%	0.20% 0.20% 0.20%	0.30% 0.30% 0.30%
Pacific FundsSM Portfolio Optimization Growth (formerly known as PL Portfolio Optimization Moderate-Aggressive Fund)	0.15%	0.20%	0.30%
Pacific FundsSM Portfolio Optimization Aggressive-Growth (formerly known as PL Portfolio Optimization Aggressive Fund)	0.15%	0.20%	0.30%

Effective: December 31, 2014

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